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                                                                   EXHIBIT 10.20

                          SATURN ELECTRONICS TEXAS, L.L.C.
                             MEMBERSHIP REGULATIONS

         THESE MEMBERSHIP REGULATIONS (these "Regulations") are entered into as of this 25th day of February, 1998 by and among the signatories hereto.

                                    RECITALS

         The following is a recital of facts underlying these Regulations:

         A. The parties have decided to organize and operate a limited liability company.

         B. The parties desire to set forth in these Regulations certain terms and conditions relating to the affairs of the limited liability company and the conduct of its business, including the manner in which it will be managed and the way in which profits and losses will be shared.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                           SECTION I -- DEFINED TERMS

         For purposes of these Regulations, the following capitalized terms shall have the meanings set forth in this Section I.

"Act"
means the Texas Limited Liability Company Act, as amended from time to time.

"Adjusted Capital Account Deficit"
means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

(i) the deficit shall be decreased by the amounts that the Member is obligated to restore pursuant to Section 4.4.2, or is deemed obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and

(ii)      the deficit shall be increased by the items described in Regulation
          Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).



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"Adjusted Capital Balance"
means, as of any day, a Members total Capital Contributions less all amounts actually distributed to the Member pursuant to Sections 4.2.3.4.1 and 4.4 hereof. If any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted Capital Balance relates to the Interest transferred.

"Affiliate"
means, with respect to any Member, any Person: (i) which owns more than fifty percent (50%) of the voting interests in the Member; or (ii) in which the Member owns more than fifty percent (50%) of the voting interests; or (iii) in which more than fifty percent (50%) of the voting interests are owned by a Person who has a relationship with the Member described in clause (i) or (ii) above.

"Articles" or "Articles of Organization" means the Articles of Organization of the Company filed with the Secretary of State, as amended from time to time.

"Automotive Customers"
shall mean companies in the Territory that: A) are original equipment manufacturers of passenger cars or light trucks, or B) purchase products for incorporation into their own products and resale to the companies referenced in
(A) above.

"Battery Cables"
shall mean wire assemblies that provide direct power from the battery to the engine or associated electro-mechanical devices.

"Build-to-Print"
shall mean the manufacture of products from blue prints and specifications provided by the purchaser or the Automotive Customer without the Company providing any design or engineering services itself.

"Business Plan"
shall mean a written summary setting forth the strategic direction of the L.L.C. for the next fiscal year, including 1) financial statements, and 2) a summary of the five (5) year sales and financial objectives of the L.L.C., that will be presented annually to the Members for review and approval.

"Capital Account"
means the account to be maintained by the Company for each Member in accordance with the following provisions:
     (i) a Member's Capital Account shall be credited with the Member's Capital Contributions, the amount of any Company liabilities assumed by the

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               Member (or which are secured by Company property distributed to the Member), the Member's distributive share of Profit, and any item in the nature of income or gain specially allocated to such Member pursuant to the provisions of Section IV (other than Section 4.3.3); and

     (ii) a Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), the Member's distributive share of Loss, and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Section IV (other than Section 4.3.3).

If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3.3, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation
Section 1.704-1 (b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

"Capital Contribution"
means the total amount of cash and the fair market value of any other net assets contributed (or deemed contributed under Regulation Section 1.704-1
(b)(2)(iv)(d)) to the Company by a Member.

"Capital Proceeds"
means the gross receipts received by the Company from a Capital Transaction.

"Capital Transaction"
means any transaction not in the ordinary course of business that results in the Company's receipt of cash or other consideration other than Capital Contributions, including, without limitation, proceeds of sales or exchanges or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

"Code"
means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision of any succeeding law.

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"Company"
means the limited liability company formed under the Act in accordance with this Agreement.

"Complete Electrical Distribution Systems" shall mean the entire set of wire harnesses that provide for electrical transmissions throughout the entire vehicle or other product.

"Ground Straps"
shall mean specific point to point braided wire sets that are used to provide a grounding source for specific vehicle applications.

"Interest"
means a Member's share of the Profits and Losses of, and the right to receive distributions from, the Company.

"Involuntary Withdrawal"
means, with respect to any Member, the occurrence of any of the following events:

     (i)       the Member makes an assignment for the benefit of creditors;

     (ii)      the Member files a voluntary petition of bankruptcy;

     (iii) the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

     (iv) the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

     (v) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

     (vi) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through
               (v);

     (vii) any proceeding against the Member (not filed by the Member) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement


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               thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed within one hundred twenty
               (120) days or, if the appointment is stayed, continues for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated;

     (viii) if the Member is an individual, the Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

     (ix) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

     (x) if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

     (xi) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter; or

     (xii) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the limited liability company.

"IRS Regulations"
means the federal income tax regulations promulgated under the Code, including any temporary regulations, as in effect from time to time.

"Manager"
is the Person designated as such in Section V.

"Member"
means each Person signing these Regulations and any Person who subsequently is admitted as a member of the Company.

"Member Loan Nonrecourse Deductions"
means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Regulation Section 1.704-2(i).

"Member Tax Distributions"
means the amount that is distributable to the Members to pay their proportional shares

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of Federal and State income taxes. This amount will be initially calculated at thirty-eight percent (38%) of the Company's annual Profit times each Members' Interest Percentage. This percentage may be changed from time to time by the Members as tax rates and / or jurisdictions of the Company or Members change. No Member Tax Distributions will be made in a year with a Company Loss.

"Membership Rights"
means all of the rights of a Member in the Company, including a Member's: (i) right to a share of the Profits and Losses of, and to receive distributions from, the Company; (ii) right to inspect the Company's books and records; (iii) right to participate in the management and affairs of, and to vote on matters coming before, the Company to the extent set forth in these Regulations; and
(iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

"Minimum Gain"
has the meaning set forth in IRS Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the IRS Regulations under Code Section 704(b).

"Negative Capital Account"
means a Capital Account with a balance of less than zero.

"Nonrecourse Deductions"
has the meaning set forth in Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section 1.704-2(c).

"Nonrecourse Liability"
means any liability of the Company with respect to which no Member has personal liability determined in accordance with Code Section 752 and the IRS Regulations promulgated thereunder.

"Percentage"
means, as to a Member, the percentage set forth after the Member's name on Exhibit A, as amended from time to time, and as to any holder of any Interest who is not a Member, the Percentage of the Member whose Interest has been acquired by such holder, to the extent the holder has succeeded to that Member's Interest.

"Person"
means and includes an individual, partnership, limited liability company, association, corporation, or any other legal entity.


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"Positive Capital Account"
means a Capital Account with a balance greater than zero.

"Profit" and "Loss"
means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

     (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss; and

     (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss; and

     (iii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation Section 1.704-1 (b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss; and

     (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes; and

     (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

     (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

"Regulations"
means these Regulations, as amended from time to time.

"Secretary of State"
means the Secretary of State of the State of Texas, Corporation Division.

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"Territory"
shall mean the United States, Canada and Mexico.

"Trailer Tow Harnesses"
shall mean wire harness sets utilized as a connection from the vehicle rear lighting system to a trailer's lighting system for the purpose of providing braking and turn signal indication during a towing process.

"Transfer"
means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

"UTA"
shall mean United Technologies Automotive, Inc.

"Voluntary Withdrawal"
means a Member's disassociation with the Company by means other than ceasing to be a Member as a result of a permitted Transfer or an Involuntary Withdrawal, including but not limited to retirement or resignation.

             SECTION II -- FORMATION AND NAME; OFFICE; PURPOSE; TERM

2.1.     Organization.
         The parties have organized a limited liability company pursuant to the Act and the provisions of these Regulations and, for that purpose, have caused Articles of Organization in the form attached as Exhibit B to be executed and filed for record with the Secretary of State.

2.2.     Name of the Company.
         The name of the Company shall be "SATURN ELECTRONICS TEXAS, L.L.C.." If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file an assumed name certificate as required by law.

2.3.     Purpose.
         The Company is organized solely to do the following business activities in the Territory. Any other activity is subject to the approval of the Members.

         2.3.1. Build-to-Print manufacture and sale of Battery Cables and Ground Straps for Automotive Customers. For UTA sourced vehicle lines, UTA shall be the engineering design source. For non-UTA sourced vehicle lines, UTA


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                  shall be the prefered source for engineering design. The
                  Company shall be the exclusive outside supplier of Battery Cables and Ground Straps for UTA designed electrical distribution systems according to the terms and conditions agreed to by the parties in a separate written agreement.

         2.3.2    Build-to-Print manufacture and sale of Trailer Tow Harnesses.

         2.3.3 Design, engineering, manufacture, marketing and sale of Complete Electrical Distribution Systems and related products to customers that are not Automotive Customers.

                  and to do any and all things necessary, convenient, or incidental to these purposes.

2.4.     Term.
         The term of the Company shall begin on the date that the Articles of Organization were filed with the Department and became effective under the Act, and shall continue in existence for a period of fifty
         (50) years unless its existence is terminated earlier pursuant to
         Section VII of this Agreement.

2.5.     Registered Office.
         The registered office of the Company shall be located at CT Corporation System, 811 Dallas Avenue, Houston, TX, 77002.

2.6.     Registered Agent.
         The name and address of the Company's initial registered agent in the State of Texas shall be CT Corporation System.

2.7.     Members.
         The name, present mailing address, taxpayer identification number, and Percentage of each Member are set forth on Exhibit A.

                SECTION III - MEMBERS; CAPITAL; CAPITAL ACCOUNTS

3.1      Initial Capital Contributions.
         Upon the execution of these Regulations and as a condition of becoming a Member, each Member shall contribute to the Company cash or property in the amount set forth for such Member on Exhibit A.

3.2.     No Interest on Capital Contributions.
         Members shall not be paid interest on their Capital Contributions.

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3.3.     Return of Capital Contributions.
         Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

3.4.     Form of Distribution.
         If a Member is entitled to receive a distribution, including but not limited to any return of a Capital Contribution, the Member shall not have the right to receive anything but cash.

3.5.     Capital Accounts.
         A separate Capital Account shall be maintained for each Member in accordance with IRS Regulations issued under Section 704(b) of the Code.

3.6.     Loans.
         Any Member may, with the written consent of the other Members, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree. If a Member makes any loans to the Company or advances money on its behalf, the amount of such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. Any such loan or advance shall be repayable out of the Company's cash and shall bear interest at a rate not less than the applicable federal rate as defined in Section 1274(d) of the Code. No Member shall be obligated pursuant to this Agreement to make any loan or advance to the Company.

                  SECTION IV -- Profit, Loss, and Distributions

4.1. Distributions and Allocations of Profit or Loss Other than Capital Transactions.

         4.1.1.   Profit or Loss Other than from a Capital Transaction.
                  After giving effect to the special allocations set forth in
                  Section 4.3, for any taxable year of the Company, Profit or Loss (other than Profit or Loss resulting from a Capital Transaction, which Profit or Loss shall be allocated in accordance with the provisions of Sections 4.2.1 and 4.2.2) shall be allocated to the Members in proportion to their Percentages.

         4.1.2.   Distributions from Capital Accounts.
                  Distributions from Capital Accounts for each taxable year of the Company shall be determined by the Members.

4.2. Distributions of Capital Proceeds and Allocation of Profit or Loss from Capital Transactions.



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         4.2.1.   Profit.
                  After giving effect to the special allocations set forth in
                  Section 4.3, Profit from a Capital Transaction shall be allocated as follows:

                  4.2.1.1. If one or more Members has a Negative Capital Account, to those Members in proportion to their Negative Capital Accounts, until all of those Negative Capital Accounts have been reduced to zero.

                  4.2.1.2.  Any Profit not allocated pursuant to Section
                            4.2.1.1. shall be allocated to the Members in proportion to, and to the extent of, the amounts distributable to them pursuant to Sections
                            4.2.3.4.1. and 4.2.3.4.2.

                  4.2.1.3. Any Profit in excess of the foregoing allocations shall be allocated to the Members in proportion to their Percentages.

         4.2.2.   Loss.
                  After giving effect to the special allocations set forth in
                  Section 4.3, Loss from a Capital Transaction shall be allocated as follows:

                  4.2.2.1. If one or more Members has a Positive Capital Account, to those Members, in proportion to their Positive Capital Accounts, until all Positive Capital Accounts have been reduced to zero.

                  4.2.2.2. Any Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 4.2.2.1 shall be allocated to the Members in proportion to their Percentages.

         4.2.3.   Capital Proceeds.
                  Capital Proceeds shall be distributed and applied by the Company in the following order and priority:

                  4.2.3.1. to the payment of all expenses of the Company incident to the Capital Transaction: then

                  4.2.3.2. to the payment of debts and liabilities of the Company then due and outstanding (including all debts due to any Member); then

                  4.2.3.3. to the establishment of any reserves that the Manager deems necessary for liabilities or obligations of the Company; then

                  4.2.3.4.  the balance shall be distributed as follows:


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                  Company's other items of income and gain for the taxable year.
                  It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

         4.3.3.   Contributed Property and Book-ups.
                  In accordance with Code Section 704(c) and the IRS Regulations under 1.704 - 3(c), as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the IRS Regulations thereunder.

         4.3.4.   Code Section 754 Adjustment.
                  To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1
                  (b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the IRS Regulations.

         4.3.5.   Nonrecourse Deductions.
                  Nonrecourse Deductions for a taxable year or other period shall be specially allocated among the Members in proportion to their Percentages.

         4.3.6.   Member Loan Nonrecourse Deductions.
                  Any Member Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Member who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(b).

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         4.3.7.   Guaranteed Payments.
                  To the extent any compensation paid to any Member by the Company, including any fees payable to any Member pursuant to
                  Section 5.3 hereof, is determined by the Internal Revenue Service not to be a guaranteed payment under Code Section 707(c) or is not paid to the Member other than in the Person's capacity as a Member within the meaning of Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to reflect the payment of that compensation.

         4.3.8.   Unrealized Receivables.
                  If a Member's Interest is reduced (provided the reduction does not result in a complete termination of the Member's Interest), the Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Code Section 751) shall not be reduced, so that, notwithstanding any other provision of these Regulations to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Section 4.4 hereof that is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Member, be specially allocated among the Members in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

         4.3.9.   Withholding.
                  All amounts required to be withheld pursuant to Code Section 1446 or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under these Regulations.

4.4.     Liquidation and Dissolution.

         4.4.1. If the Company is liquidated, the assets of the Company shall be distributed to the Members in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Sections
                  4.1 or 4.2, if any, and distributions, if any, of cash or property, if any, pursuant to Sections 4.1. and 4.2.3.

         4.4.2. No Member shall be obligated to restore a Negative Capital Account.


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4.5.     General.

         4.5.1. Except as otherwise provided in these Regulations, and except for Member Tax Distributions which shall be made each year that the Company does not have a Loss, the timing and amount of all distributions shall be determined by the Members.

         4.5.2. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Manager. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 4.4.

         4.5.3. All Profit and Loss shall be allocated and all distributions shall be made to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss or proceeds attributable to a Capital Transaction or to any other extraordinary non-recurring items of the Company.

         4.5.4. The Manager is hereby authorized, upon the advice of the Company's tax counsel, to amend this Section IV to comply with the Code and the IRS Regulations promulgated under Code
                  Section 704(b); provided, however, that no amendment shall materially affect distributions to a Member without the Member's prior written consent.


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               SECTION V - MANAGEMENT: RIGHTS, POWERS, AND DUTIES

5.1.     Management.

         5.1.1.   Manager.
                  The Company shall be managed by a Manager, who may, but need not, be a Member. Wallace K. Tsuha, Jr. is hereby designated to serve as the initial Manager. The Manager shall be entitled to fair compensation for his services. The compensation level shall be approved by the Members. The Company may have one or more officers who shall be appointed by the manager, and who shall have the title, authority and duties as authorized or directed by the Manager. An officer shall hold office for the term for which appointed and until a successor is appointed and qualified, or until resignation or removal. An officer appointed by the Manager may be removed by the Manager at any time and for any reason. An officer may resign by written notice to the Manager, which resignation is effective upon its receipt by the Manager or at a subsequent time specified in the notice of resignation. Vacancies in any office may be filled by the Manager.

         5.1.2.   General Powers.
                  The Manager shall have the discretion, power, and authority, subject in all cases to the other provisions of these Regulations and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, including, without limitation, for Company purposes, the power to:

                  5.1.2.1. acquire by purchase, lease, or otherwise, any personal property, tangible or intangible;

                  5.1.2.2. construct, operate, maintain, and improve, and to sell, convey, assign, or lease any personal property;

                  5.1.2.3. sell, dispose, trade, or exchange Company assets in the ordinary course of the Company's business;

                  5.1.2.4. enter into agreements and contracts and to give receipts, releases, and discharges;

                  5.1.2.5. purchase liability and other insurance to protect the Company's properties and business;

                  5.1.2.6. borrow money for and on behalf of the Company, and, in connection therewith, execute and deliver instruments authorizing the confession of judgment against the Company;

                  5.1.2.7. execute or modify leases with respect to any part or all of the assets of the Company;

                  5.1.2.8. prepay, in whole or in part, refinance, amend, modify, or extend any mortgages or deeds of trust that may affect any asset of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals, or modifications of such mortgages or deeds of trust;

                  5.1.2.9. execute any and all other instruments and documents that may be necessary or in the opinion of the Manager desirable to carry out the intent and purpose of these Regulations, including but not limited to, documents whose operation and effect extend beyond the term of the Company;

                  5.1.2.10. make any and all expenditures that the Manager deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under these Regulations, including but not limited to all legal, accounting, and other related expenses incurred in connection with the financing and operation of the Company;

                  5.1.2.11. enter into any kind of activity necessary to, in connection with, or incidental to, the
                            accomplishment of the purposes of the Company; and

                  5.1.2.12. invest and reinvest Company reserves in short-term instruments or money market funds.

         5.1.3.   Extraordinary Transactions.
                  Notwithstanding anything to the contrary in these Regulations, the Manager shall not undertake any of the following without the approval of the Members:

                  5.1.3.1. the sale, lease or exchange or other disposition of more than Five Hundred Thousand Dollars ($500,000.00) of the assets of the Company pursuant to any transaction or series of related transactions;

                  5.1.3.2. the Company's spending more than Five Hundred Thousand Dollars ($500,000.00) in any one transaction or series of related transactions;

                  5.1.3.3. the Company borrowing more than Five Hundred Thousand Dollars ($500,000.00), or borrowing from any Member in accordance with Section 3.6.

                  5.1.3.4. the admission of additional Members to the Company pursuant to Sections 6.1.4.6, 6.1.4.7, 6.1.4.8 or
                            6.1.5.;

                  5.1.3.5. the amendment of the Articles of Organization or these Regulations;

                  5.1.3.6. the approval of any merger, consolidation, share or Interest exchange, or other similar transaction.

                  5.1.3.7. the voluntary dissolution of the Company and approval of a plan of dissolution pursuant to
                            Section 7.2;

                  5.1.3.8. the authorization of any transaction, agreement, or action on behalf of the Company that is unrelated to its purpose as set forth in these Regulations or Articles of Organization or that otherwise contravenes these Regulations; or

                  5.1.3.9. the authorization of any act that would make it impossible to carry on the ordinary business of the Company.

                  5.1.3.10. the Company's electing to exercise any Purchase
                            Option pursuant to Section 6.1.4.

                  5.1.3.11. the Company making distributions from Capital
                            Accounts pursuant to Section 4.1 2 or distributions pursuant to Section 4.5.1;

                  5.1.3.12. the approval of the Business Plan and the annual audit report referred to in Section 8.4.

                  5.1.3.13. the compromise of any disputes with the Internal
                            Revenue Service pursuant to Section 8.5.

                  5.1.3.14. The removal and replacement of the Manager, at any time and for any reason, and the election of a new manager.

                  5.1.3.15  Compensation of the Manager pursuant to Section
                            5.1.1;

                  5.1.3.16 Payment of fees, costs and expenses of Tax Matters Partner pursuant to Section 8.5;

         5.1.4.   Limitation on Authority of Members.

                  5.1.4.1. No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

                  5.1.4.2. This Section 5.1 supersedes any authority granted to the Members pursuant to the Act. Any Member who takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

5.2.     Meetings of and Voting by Members.

         5.2.1. A meeting of the Members may be called at any time by the Manager or by those Members holding at least thirty percent (30%) of the Percentages then held by Members. Meetings of Members shall be held at the Company's registered office or at any place in Southeastern Michigan designated by the Person calling the meeting. Not less than three (3) nor more than thirty (30) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice that is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless these Regulations provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than seventy-five percent (75%) of the Percentages then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by its duly authorized attorney in fact.

         5.2.2. Wherever these Regulations requires the determination or approval of the Members as set forth in Section 5.1.3, the affirmative vote of Members holding seventy-five percent (75%) or more of the Percentages then held by Members shall be required to approve the matter.

         5.2.3. In lieu of holding a meeting, the Members may vote by written consent describing the action and signed by each Member entitled to vote on that action. A vote by written consent shall be effective when all Members entitled to vote have signed the consent, unless the consent specifies a different date. A written consent may be executed in counterparts, and shall be filed with the Company's records.

         5.2.4. In the event that the Company experiences losses in any quarter after June 30, 1999, the Members shall receive a detailed report from the Manager or his designee describing the extent and cause of the losses and a proposed action plan.

         5.2.5. A meeting of the Members shall occur during the months of March and November, or on other such dates as mutually agreed by the Members. During these meetings, the senior management team of the Company shall make a presentation to the Members summarizing the past and expected future performance of the Company. Such presentations shall not address any business opportunities of the Company to which UTA could be considered a competitor of the Company. The March meeting shall also include a presentation by senior management of the annual report. The November meeting shall also include a presentation by senior management of the Business Plan for the forthcoming year.

5.3.     Personal Services.

         5.3.1. No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless such services are the subject of a written agreement between the Member and the Company, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

5.4.     Duties of Parties.

         5.4.1.   Except as otherwise expressly provided in Section 5.4.2 or
                  Section 7.1.4 or the Act, nothing in these Regulations shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and the Member shall not be accountable to the Company or to any Member with respect to that business or activity, even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to their respective rights (or the rights of their respective

                  Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

         5.4.2. Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members and their Affiliates. In any of those cases, those dealings and undertakings shall be at arm's length, on commercially reasonable terms, and similar services shall result in comparable compensation.

5.5.     Liability and Indemnification.

         5.5.1. The Manager shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any omission or any act performed by the Manager within the scope of the authority conferred on the Manager by these Regulations, except for fraud, gross negligence, an intentional breach of these Regulations, or as otherwise required by the Act.

         5.5.2. The Company shall indemnify the Manager to the fullest extent permitted by the Act for any liability arising from any actual or alleged omission or any actual or alleged act performed by the Manager within the scope of the authority conferred on the Manager by these Regulations except for fraud, gross negligence or an intentional breach of these Regulations.

5.6.     Power of Attorney.

         5.6.1.   Grant of Power.
                  Each Member constitutes and appoints the Manager as the Member's true and lawful attorney-in-fact
                  ("Attorney-in-Fact"), and in the Member's name, place, and stead, to make, execute, sign, acknowledge, and file:

                  5.6.1.1. all documents (including amendments to articles of organization) that the Attorney-in-Fact deems necessary or appropriate to reflect any amendment, change, or modification of these Regulations;

                  5.6.1.2. any and all other certificates or other instruments required to be filed by the Company with the Secretary of State under the laws of the State of Texas or of any other state or jurisdiction necessary in order for the Company to continue to qualify as a limited liability company under the laws of the States of Texas and Michigan or any other state where qualification is required;

                  5.6.1.3.  one or more assumed name certificates; and

                  5.6.1.4. all documents that may be required to dissolve and terminate the Company and to cancel its Articles of Organization if the Company is dissolved in accordance with Section 7.1.

         5.6.2.   Irrevocability.
                  The foregoing power of attorney is irrevocable and is coupled with an interest, and shall not be affected by disability of the principal. It also shall survive the Transfer of an Interest, except that if the transferee is approved for admission as a Member, this power of attorney on behalf of the assigning Member shall survive the delivery of an assignment that terminates the membership interest of the assigning Member for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge, and file any documents needed to effectuate the substitution. Each Member shall be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses that may be available to contest, negate, or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.

         SECTION VI -- TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

6.1.     Transfers.

         6.1.1. No Person may Transfer all or any portion of or any Interest or rights in the Person's Interest or other Membership Rights unless the following conditions ("Conditions of Transfer") are satisfied:

                  6.1.1.1. the Transfer will not require registration of any Interest or Membership Rights under any federal or state securities laws;

                  6.1.1.2. the transferee delivers to the Company a written instrument agreeing to be bound by the terms of
                            Section VI of these Regulations;

                  6.1.1.3. the Transfer will not result in the termination of the Company pursuant to Code Section 708;

                  6.1.1.4. the Transfer will not result in the Company being subject to the

                            Investment Company Act of 1940, as amended;

                  6.1.1.5 the Transfer, when aggregated with all previous transfers, will not result in the transfer of 80% or more of all Members' Membership Rights or interest within any given calendar year.

                  6.1.1.6. the transferor and/or the transferee delivers the following information to the Company: (i) the transferee's taxpayer identification number; (ii) the transferee's initial tax basis in the Transferred Interest; and (iii) such instruments of transfer, assignment, and assumption as may be required by the Company in form and substance satisfactory to the Company; and

                  6.1.1.7. the transferor complies with the provisions set forth in Section 6.1.4.

         6.1.2. If the Conditions of Transfer are satisfied, then a Person may Transfer all or any portion of that Person's Interest. The Transfer of an Interest pursuant to this Section 6.1 shall only result, however, in the Transfer of the transferor's right to receive economic distributions, if any, subject to all of the restrictions and limitations that would be applicable to that Interest if it were still held by a Member; and unless admitted as a Member in accordance with Section
                  6.1.5 the transferee of the Interest shall have no right to:
                  (i) become a Member; (ii) exercise any other Membership Rights, including but not limited to the right to participate in any way in the management and affairs of the Company; or
                  (iii) act as an agent of the Company.

         6.1.3. Each Member and each other holder of an Interest hereby acknowledges the reasonableness of the prohibition contained in this Section 6.1 in view of the purposes of the Company and the relationship of the Members. The attempted Transfer of any Interest or other Membership Rights in violation of the prohibition contained in this Section 6.1 shall be invalid, null and void, and of no force or effect. Any Person to whom any Membership Rights or Interest is attempted to be transferred in violation of this Section shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Membership Rights or Interest.

         6.1.4.   Transfer Procedure.

                  6.1.4.1. If a Member or the holder of an Interest (a "Transferor") desires to Transfer all or any portion of, or any interest or rights in, the Transferor's Interest (the "Transferor Interest"), the Transferor shall notify the Company of that desire (the "Transfer Notice"). The Transfer Notice shall describe the Transferor Interest including the information required pursuant to Sections 6.1.1.2 and 6.1.1.6. The Company shall have the option (the "Purchase Option") to purchase all of the Transferor Interest for a price (the "Purchase Price") equal to the Transferor's Percentage of the Appraised Value (as defined in Section 6.4.1) if the Transfer Notice is dated on or after February 25, 2000. If the Transfer Notice is dated prior to February 25, 2000, the price shall be equal to the amount of the Transferor's Capital Account.

                  6.1.4.2. The Purchase Option shall be and remain irrevocable for a period (the "Transfer Period") ending at 11:59 P.M. local time at the Company's principal office on the thirtieth (30th) day following the date of the determination of the Appraised Value.

                  6.1.4.3. At any time during the Transfer Period, the Company may elect to exercise the Purchase Option by giving written notice of its election to the Transferor. The Transferor shall not be deemed a Member for the purpose of voting on whether the Company shall elect to exercise the Purchase Option.

                  6.1.4.4. If the Company elects to exercise the Purchase Option, the Company's notice of its election shall fix a closing date (the "Transfer Closing Date") for the purchase, which shall not be earlier than five
                            (5) days after the date of the notice of election or more than thirty (30) days after the expiration of the Transfer Period.

                  6.1.4.5. If the Company elects to exercise the Purchase Option, the Purchase Price shall be paid in cash on the Transfer Closing Date.

                  6.1.4.6. If the Company fails to exercise the Purchase Option, all Members shall use their best efforts to identify a purchaser of the Transferor Interest which is acceptable to the nontransferring Members. One of the criteria to be considered when identifying qualified purchasers is that the products produced by the Company continue to qualify for minority-sourced credit. The target price of such sale shall be the Transferor's Percentage of the Appraised Value, but the actual price may be equal to, greater than, or less than the Purchase Price. Any Member who identifies a purchaser may request that a meeting of Members be called (and if so requested the Company shall hold a meeting of Members) to vote both on whether to approve the purchase by proposed purchaser and admission of the proposed purchaser as a Member upon completion of the proposed purchase. The notice of such meeting shall identify the proposed purchaser and purchase price ("Transferee Purchase Price"). Prior to such meeting the Transferor shall provide to Members the information described in Section 6.1.1.6. The Company shall provide written notice of how each Member voted on each issue and the results of the vote to Transferor within five days after the Members meeting.

                  6.1.4.7. If the Members approve both the sale and the admission of the proposed purchaser as a Member under Section 6.1.4.6., Transferor shall be free to sell the Transferor Interest to the proposed purchaser at the Transferee Purchase Price within ninety (90) days after Transferor's receipt of the notice of the results of the vote at the Members' meeting and, upon completion of the sale, the purchaser shall become a Member.

                  6.1.4.8. If the Members do not approve both the purchase and the admission of the proposed purchaser as a Member under Section 6.1.4.6., those Members who do not vote for approval on either issue shall be obligated to prepare a list of approved purchasers to purchase the Transferor Interest. The Members shall use their best efforts to conclude a sale of the Transferor Interest to one of the approved purchasers using the procedures set forth in Sections 6.1.4.6 and 6.1.4.7 above. If a sale by SATURN of the Transferor Interest to an approved purchaser is not concluded within one hundred eighty (180) days after the list of approved purchasers is prepared, UTA shall purchase SATURN's Interest. The Purchase Price shall be equal to SATURN's Percentage of the Appraised Value if the Transfer Notice is dated on or after February 25, 2000. If the Transfer Notice is dated prior to February 25, 2000 the price shall be equal to the amount of SATURN's Capital Account.

                  Any attempted Transfer of the Transferor Interest made without strict compliance with the terms, provisions, and conditions of this Section VI (including but not limited to the Conditions of Transfer) and other terms, provisions, and conditions of these Regulations shall be invalid, null and void, and of no force or effect.

         6.1.5.   Admission of Transferee as Member.
                  Except for transfers pursuant to Section 6.1.4.7 and 6.1.4.8, notwithstanding anything contained herein to the contrary, the transferee of all or any portion of or any rights or interest in any Interest or other Membership Rights shall not be entitled to become a Member, or exercise any rights of a Member, unless and until it is admitted as a member; and the transferee shall not be admitted as a Member unless approved by the Members. In the event that a transferee is not approved by the Members after exhaustion of the steps set forth in
                  Section 6.1.4., those Members not voting for approval shall be obligated to purchase the Interest offered for sale at the Appraised Value on a pro rata basis.

6.2.     Voluntary Withdrawal.
         No Member shall have the right to voluntarily withdraw from the Company. A Voluntary Withdrawal is a violation of these Regulations, and a Member will not be entitled to receive any distribution pursuant to Section 5.06 of the Act upon a Voluntary Withdrawal.

6.3.     Involuntary Withdrawal.
         Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the Withdrawn Member (if any) shall become an assignee of the Member that holds all of its Interest subject to all of the restrictions and limitations that would be applicable to that Interest if it were still held by the Withdrawn Member, but such successor shall not become a Member.

6.4.     Appraised Value.

         6.4.1. The term "Appraised Value" means the appraised value of the Company on a "going concern" basis as hereinafter provided. Within fifteen (15) days after demand by either one to the other, the Company and the Transferor shall each appoint an appraiser from a list of mutually agreed upon appraisers to determine the value of the Company. If the two appraisers agree upon the value of the Company (or if the two values differ by less than 5%, the difference shall be split), they shall jointly render a single written report stating that value. If the two values determined by the appraisers differs by 5% or more then the two appraisers shall appoint a third appraiser, who shall appraise the Company and determine the value of the Company, and shall render a written report of its opinion thereon. Each party shall pay the fees and other costs of the appraiser appointed by that party, and the fees and other costs of the third appraiser shall be shared equally by both parties.

         6.4.2. The value contained in the aforesaid joint written report or written report of the third appraiser, as the case may be, shall be the Appraised Value; provided, however, that if the value contained in the appraisal report of the third appraiser is more than the higher of the first two appraisals, the higher of the first two appraisals shall govern; and provided, further, that if the value contained in the appraisal report of the third appraiser is less than the lower of the first two appraisals, the lower of the first two appraisals shall govern.

6.5       Management Incentives.
          Section 6.1.4 shall not apply to the Transfer of an Interest to a Person as a result of a management incentive program. The maximum Percentage that may be transferred pursuant to any such management incentive program shall not exceed four percent (4%) in total.

                    SECTION VII -- DISSOLUTION, LIQUIDATION,
                         AND TERMINATION OF THE COMPANY

7.1.     Events of Dissolution.
         The Company shall be dissolved and its affairs wound up upon the happening of any of the following events:

         7.1.1. When the period fixed for its duration in the Articles has expired; or

         7.1.2.  upon the written agreement of the Members; or

         7.1.3. upon the written request of any Member holding more than thirty percent (30%) of the Percentages if the products manufactured and / or sold by the Company do not qualify for minority sourced credit by the original equipment manufacturers ultimately purchasing the products. Before such written request is made, the Members shall use their best efforts to requalify such products for minority sourced credit within one hundred eighty (180) days. In the event the disqualification is the result of the existing ownership structure of the Company on the date of signing these Regulations, the Members shall proceed to change the ownership structure of the Company pursuant to the provisions of Section 6.1.4. For purposes of the operation of Section 6.1.4, the date of the Saturn Transfer Notice shall be the date the Company receives notice that its products no longer qualify as minority sourced products.

         7.1.4 upon the written request of any Member holding more than thirty percent (30%) of the Percentages in the event any other
                 Member (the "Competing Member") makes an investment, either directly or indirectly, of greater than thirty percent (30%) in any business that supplies Battery Cables, Ground Straps or Trailer Tow Harnesss to Automotive Customers in the Territory.

                  In an attempt to avoid dissolution of the Company pursuant to this Section 7.1.4, the Competing Member shall give written notice to the other Members of its intention to make such an investment on the date of signing of a memorandum of understanding regarding such investment. The other Members shall have the right to call a meeting of the Members to discuss the subject of the competing investment. Following such meeting, any non-Competing Member holding more than thirty percent (30%) of the Percentages shall have the right to proceed with dissolution of the Company or compel the sale of the Competing Member's Interest pursuant to the procedures set forth in Section 6.1.4. For purposes of the operation of
                  Section 6.1.4, the date of the Transfer Notice referenced in
                  Section 6.1.4 shall be the date that the Competing Member signs a memorandum of understanding.

7.2.     Procedure for Winding Up and Distribution.
         If the Company is dissolved, the Manager shall prepare a plan of dissolution for approval by the Members, and once the plan is approved, shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed first, to creditors, including Members who are creditors, in satisfaction of the liabilities of the Company, and then to the Members in accordance with Section 4.4 of these Regulations.

       SECTION VIII - BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

8.1.     Bank Accounts.
         All funds of the Company shall be deposited in a bank account or accounts maintained in the Company's name. The Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

8.2.     Books and Records.

         8.2.1. The Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of transactions with respect to the conduct of the Company's business. The records shall be kept at the Company's principal office or any other place designated by the Members and shall include, but not be limited to, (a) a current list of the full name and last known address of each Member and manager, (b) a copy of the Articles or restated Articles of Organization, together with any amendments to the Articles,
                  (c) copies of the Company's federal, state and local tax returns, and reports, if any, for the three most recent years,
                  (d) copies of the financial statements of the Company for the three most recent years, (e) copies of these Regulations and any other regulations and operating agreements, (f) copies of records that would enable a Member to determine the Members' relative shares of Company's distributions and their relative voting rights, and (g) complete and accurate information regarding the state of the business and financial condition of the Company.

         8.2.2. The books and records shall be maintained in accordance with sound accounting practices and shall be available at the Company's principal office, or any other place designated by the Members, for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

         8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

8.3.     Annual Accounting Period.
         The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be the calendar year, subject to the requirements and limitations of the Code.

8.4.     Reports.
         Within sixty (60) days after the end of each taxable year of the Company, the Manager shall cause to be sent to each Person who was a Member at any time during the accounting year then ended: (i) an annual audit report, prepared by the Company's independent accountants as appointed by the Members in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration paid by the Company to any Member, the Manager, or any Affiliate in respect of the taxable year. In addition, within sixty (60) days after the end of each taxable year of the Company, the Manager shall cause to be sent to each Person who was an unadmitted assignee of a Member, or who otherwise held any Interest at any time during the taxable year then ended, the tax information concerning the Company that is necessary for preparing the Person's income tax returns for that year. At the request of any Member, and at the Member's expense, the Manager shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

         In addition to the annual reports referenced herein, each Member shall receive:

         i) within three (3) days of the close of each business month of the Company a report outlining the financial results of the Company for the month just concluded, and (ii) at least seventy-five (75) days before the end of the then current fiscal year, the Business Plan for the following fiscal year.

8.5.     Tax Matters Partner.
         The Member holding the majority Interest in the Company shall be designated the Company's tax matters partner ("Tax Matters Partner"). The Tax Matters Partner shall have all powers and responsibilities provided in Code Section 6221, et seq. The Tax Matters Partner shall keep all Members informed of all notices from government taxing authorities that may come to the attention of the Tax Matters Partner. The Company shall pay and be responsible for all reasonable costs, fees and expenses incurred by the Tax Matters Partner and approved by the Members in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Partner may not compromise any dispute with the Internal Revenue Service without the approval of the Members.

8.6.     Tax Elections.
         The Tax Matters Partner shall have the authority to make all Company elections permitted under the Code, including but not limited to elections of methods of depreciation and elections under Code Section
         754. The decision to make or not make an election shall be made after consultation with the Members.

8.7.     Indemnification of Tax Matters Partner.
         The Company shall defend, indemnify and hold harmless and reimburse the Tax Matters Partner for all expenses (including, but not limited to, legal and accounting fees), claims, liabilities, losses and damages incurred in connection with the performance of its duties as Tax Matters Partner.

8.8.     Title to Company Property.

         8.8.1. All real and personal property acquired by the Company shall be acquired and held by the Company in its name. The Manager, or any individual designated in writing by the Manager, is authorized to execute documents conveying title to Company property on behalf of the Company.

                        SECTION IX -- GENERAL PROVISIONS

9.1.     Assurances.
         Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation or holding of the property of the Company.

9.2.     Notifications.
         Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under these Regulations must be in writing and either delivered personally or by Federal Express or any other similar overnight delivery service, or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Company shall be given by the Manager or his designee. A notice must be addressed to a Member at the Member's last known address on the records of the Company. A notice to the Company must be addressed to the Manager at the Company's principal office. A notice delivered personally or by an overnight delivery service will be deemed given only when acknowledged in writing by the Person or an agent of the Person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others in accordance with this
         Section 9.2, substitute addresses or addressees for notices. Thereafter, notices are to be directed to those substitute addresses or addressees and the records of the Company, including Exhibit A to these Regulations, shall be revised accordingly.

9.3.     Specific Performance.
         The parties recognize that irreparable injury will result from a breach of any provision of these Regulations and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of these Regulations, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

9.4.     Complete Agreement.
         These Regulations and the Articles constitute the complete and exclusive statement of the agreement among the Members with respect to the matters set forth herein. They supersede all prior written and oral statements. Except as expressly provided otherwise herein, these Regulations may not be amended without the written consent of all of the Members.

9.5.     Applicable Law.
         All questions concerning the construction, validity, and interpretation of these Regulations and the performance of the obligations imposed by these Regulations shall be governed by the internal law, not the law of conflicts, of the State of Texas.

9.6.     Section Titles.
         The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of these Regulations or the intent of the provisions hereof.

9.7.     Binding Provisions.
         These Regulations are binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

9.8.     Jurisdiction and Venue.
         any suit involving any dispute or matter arising under these Regulations may only be brought in any United States District Court in the State of Michigan or any Michigan State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

9.9.     Construction of Terms.
         Unless the context requires otherwise, common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, and the words "hereof," "herein," "hereunder," and similar terms in these Regulations refer to these Regulations as a whole and not to any particular provisions of these Regulations.

9.10.    Separability of Provisions.
         Each provision of these Regulations shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of these Regulations which are valid.

9.11.    Estoppel Certificate.
         Each Member shall, within ten (10) days after written request by any Member or the Manager, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (i) these Regulations are in full force and effect; (ii) these Regulations have not been modified except by any instrument or instruments identified in the certificate; and (iii) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof. If the certificate is not received within that ten (10) day period, the Manager shall execute and deliver the certificate without qualification on behalf of the requested Member, pursuant to the power of attorney granted in Section 5.6; except that if the Manager has actual personal knowledge of any qualifications, such qualifications shall be included in the certificate.

9.12.    Counterparts.
         These Regulations may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

9.13.    Approvals.
         The following individuals shall have authority to give any approvals necessary pursuant to these Regulations:

            For SATURN:  President of Saturn Electronics & Engineering, Inc.

            For UTA: President of UTA's Electrical Systems - Americas business unit.
         or such other individual as designated by the party in writing to the Company.

        IN WITNESS WHEREOF, the parties have caused these Regulations to be executed, as of the date first set forth above.

                           MEMBERS:

                                 SATURN ELECTRONICS & ENGINEERING, INC.



                                         /s/  Wallace K. Tsuha, Jr.
                                 ----------------------------------------------
                                               Wallace K. Tsuha, Jr.
                                 Chairman, Chief Executive Officer and President



                                 UNITED TECHNOLOGIES AUTOMOTIVE, INC.


                                        /s/  Edwin L. Buker
                                 ----------------------------------------------
                                             Edwin L. Buker
                                     President, Electrical Systems - Americas

                                                                       EXHIBIT A

                   LIST OF MEMBERS, CAPITAL, AND PERCENTAGES

Name, Address,                          Initial
and Taxpayer                            Cash or Capital
I.D. Number                             Contribution                Percentages

Saturn Electronics & Engineering, Inc.  $ 4.5 Million                  55%
255 Rex Boulevard
Auburn Hills, MI 48326
38-2622745

United Technologies Automotive, Inc.    $ 3.9 Million                  45%
5200 Auto Club Drive
Dearborn, MI 48126
38-3185535

       EXHIBIT A TO SATURN ELECTRONICS TEXAS, L.L.C. MEMBERSHIP REGULATIONS
                              (as amended 2/28/99)

                    LIST OF MEMBERS, CAPITAL AND PERCENTAGES


NAME, ADDRESS AND                INITIAL CASH OR               TOTAL                   CLASS PERCENTAGES
TAXPAYER ID NUMBER               CAPITAL CONTRIBUTION          PERCENTAGES             -------------------------
------------------               --------------------          -----------
Saturn Electronics &             $ 4.5 Million                 53.9%                   55% Voting, Interests
Engineering, Inc.                                                                        0% Non-Voting Interests
255 Rex Boulevard
Auburn Hills, MI 48326
38-2622745

United Technologies              $ 3.9 Million                 44.1%                   45% Voting Interests
Automotive, Inc.                                                                         0% Non-Voting Interests
5200 Auto Club Drive
Dearborn, MI 48126
38-3185535

Roland E. Lartigue               $ 163,600                      2.0%                   0% Voting Interests
Saturn Electronics Texas                                                               100% Non-Voting Interests
255 Rex Boulevard
Auburn Hills, MI 48326
SS # ###-##-####

SATURN ELECTRONICS & ENGINEERING, INC.

By     /s/ W. Tsuha
    -------------------------------------------
       Wallace K. Tsuha, Jr.
       Chairman, CEO and President

UNITED TECHNOLOGIES AUTOMOTIVE, INC.

 By    /s/ Edwin L. Buker
    -------------------------------------------
       Edwin L. Buker
       President, Electrical Systems - Americas


       /s/ Roland E. Lartigue
    -------------------------------------------
       Roland E. Lartigue

                                                                       EXHIBIT B

                            ARTICLES OF ORGANIZATION
                                      OF
                        SATURN ELECTRONICS TEXAS, L.L.C.

                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                           CERTIFICATE OF ORGANIZATION

                                       OF

                        SATURN ELECTRONICS TEXAS, L.L.C.

                             FILING NUMBER 07031358

     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF ORGANIZATION FOR THE ABOVE NAMED
COMPANY HAVE BEEN RECEIVED IN THIS OFFICE AND HAVE BEEN FOUND TO CONFORM TO LAW.
     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF ORGANIZATION.
     ISSUANCE OF THIS CERTIFICATE OF ORGANIZATION DOES NOT AUTHORIZE THE USE OF A COMPANY NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER ENTITY UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED
BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATED NOV. 21, 1997

EFFECTIVE NOV. 21, 1997

[SEAL]                                  /s/    Antonio O. Garza, Jr.
                                   -----------------------------------------
                                   Antonio O. Garza, Jr., Secretary of State

                      ARTICLES OF ORGANIZATION                  FILED
                                                        in the Office of the
                               OF                    Secretary of State of Texas

                  SATURN ELECTRONICS TEXAS, L.L.C.           NOV 21 1997

                            ARTICLE ONE                  Corporations Section

     The name of the limited liability company is Saturn Electronics Texas, L.L.C.

                                   ARTICLE TWO

     The period of its duration is fifty (50) years from date of filing of these Articles of Organization with the Secretary of State of the State of Texas.

                                  ARTICLE THREE

     The purpose for which the limited liability company is organized is the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                  ARTICLE FOUR

     The address of its principal place of business, the address of the initial registered office, and the name of its initial registered agent is as follows:

                              CT Corporation System
                               811 Dallas Avenue
                              Houston, Texas 77002

                                  ARTICLE FIVE

     The limited liability company shall be managed by a manager, until the members decide otherwise. The manager of the limited liability company is as follows:

                              Wallace K. Tsuha, Jr
                                255 Rex Boulevard
                         Auburn Hills, Michigan 48326

ARTICLES OF ORGANIZATION                                              PAGE 1

                                  ARTICLE SIX

The name and address of the organizer is:

               Robert M. Barnett, Esq.
               Cacheaux, Cavazos, Newton, Martin & Cukjati, L.L.P.
               Convent Plaza
               333 Convent Street
               San Antonio, Texas 78205-1348

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of November, 1997.

                                        ORGANIZER:

                                        /s/ Robert M. Barnett
                                        ---------------------------------
                                        ROBERT M. BARNETT

STATE OF TEXAS           SECTION

COUNTY OF BEXAR          SECTION

     Before me, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared ROBERT M. BARNETT, who being by me duly sworn declared that he is the person who signed the foregoing document as Organizer, and that the statements therein contained are true.

     SUBSCRIBED AND SWORN to before me this 20th day of November, 1997, to which witness my hand and seal.

                                            /s/ Michelle Robles
                                            ------------------------------------
                                            Notary Public, State of Texas

[SEAL]    MICHELLE ROBLES
          NOTARY PUBLIC
          STATE OF TEXAS
            ? ?     3-18-99

ARTICLES OF ORGANIZATION                                                Page 2